UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin		54220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)
Common stock, purchase rights		The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Michael W. Altschaefl, the Chief Executive Officer and Board Chair of Orion Energy Systems, Inc. (“Company”), and Scott A. Green, the Chief Operating Officer and Executive Vice President of the Company, each adopted separate prearranged trading plans on or about February 18, 2021, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies regarding transactions by insiders in the Company’s common stock.

Rule 10b5-1 plans permit insiders to sell a specified portion of their common stock at a specified time or over a specified period of time pursuant to a written plan established at a time when the insider is not in possession of material non-public information. A Rule 10b5-1 plan offers an opportunity for an insider to engage in future transactions in the Company’s common stock without concern about unforeseen future events that may be considered material non-public information at the time those transactions occur. A Rule 10b5-1 plan may, for example, allow an insider to diversify his or her investment portfolio by selling Company shares from time to time over a pre-established period of time, without regard for future developments relating to the Company.

Mr. Altschaefl’s Rule 10b5-1 plan contemplates the sale of up to 120,000 shares of the Company’s common stock that he previously purchased on the open market. The shares subject to the plan constitute approximately 20% of the shares of the Company’s common stock currently beneficially owned by Mr. Altschaefl. Since joining the Company’s Board of Directors in 2009, Mr. Altschaefl has never previously sold any of his Company shares. Shares will be sold under the plan only if the Company’s stock price is at or above the various minimum prices specified in the plan. All transactions under the plan, if they occur, are expected to begin after March 20, 2021 and be completed by March 31, 2022. At the end of that date, the plan will terminate and if any shares remain unsold, they will not be sold pursuant to this plan.

Mr. Green’s Rule 10b5-1 plan contemplates the sale of up to 150,000 shares of the Company’s common stock that he previously received as compensatory restricted stock under the Company’s equity incentive plans. The shares subject to the plan constitute approximately 50% of the shares of the Company’s common stock currently beneficially owned by Mr. Green. Shares will be sold under the plan only if the Company’s stock price is at or above the various minimum prices specified in the plan. All transactions under the plan, if they occur, are expected to begin after February 23, 2021 and be completed by February 23, 2022. At the end of that date, the plan will terminate and if any shares remain unsold, they will not be sold pursuant to this plan.

Messrs. Altschaefl and Green are and, assuming execution of the transactions contemplated by their plans, will remain well above the minimum stock ownership thresholds established by the Company for its executive officers. Any transactions under the plans will be disclosed publicly on Form 4 and, if applicable, in a Form 144, in each case as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: February 19, 2021	By:	/s/ Michael W. Altschaefl
Michael W. Altschaefl
Chief Executive Officer